EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "Agreement") is made and entered into as of this 27th day of October, 2021 (the "Effective Date") by and among MainStreetChamber Holdings, LLC, a Nevada limited liability company (“Main Street”), Dirty Laundry Solutions, LLC, a Nevada limited liability company (“Laundry”), and Walker Lane Exploration, Inc., a Nevada corporation (the "Company").

RECITALS

WHEREAS, Main Street is a Nevada limited liability company owning the business assets (“Main Street Assets”) more particularly described in the annexed Exhibit 1, incorporated herein by reference;

WHEREAS, Laundry is a Nevada limited liability company owning the assets (“Laundry Assets”) more particularly described in the annexed Exhibit 2, incorporated herein by reference;

WHEREAS, the Company desires to acquire the Main Street Assets and the Laundry Assets, in each instance as an asset purchase, from Main Street and Laundry, respectively, in each case satisfying the purchase price by the issuance of new restricted common shares of the Company directly to the respective members of Main Street and Laundry; and

WHEREAS, Main Street and the Laundry are willing to sell to the Company the Main Street Assets and the Laundry Assets, respectively, on the terms and subject to the conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual promises and the covenants and promises hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE 1

ASSET PURCHASE

[Between the Company and Main Street]

Section 1. Definitions

1.1 Words and expressions defined in this Agreement shall, unless the context otherwise requires, have the same meanings when used elsewhere in this Agreement.

1.2 “Claims” means any and all present and future rights, claims, title, interests, entitlements, and benefits.

1.3 “Encumbrance” means any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third party right, or other interest, or security interest of any kind or another type of preferential arrangement (including, without limitation, a title transfer and retention arrangement) having similar effect;

1.4 “Tax” shall mean all tax liabilities whether direct or indirect, including income taxes (personal or corporate), capital taxes, stamp duties, withholding taxes, value added taxes and all other taxes, duties, levies or imposts payable to any competent taxing authority in any jurisdiction, as well as any interest, penalties, costs and expenses reasonably related thereto or any late return or failure to make or the making of any incomplete or incorrect return in respect to any of them.

Section 2. The Asset Purchase.

2.1 Purchase of Main Street Assets. On the terms and subject to the conditions set forth in this Agreement, Main Street as of the Effective Date hereby sells, conveys, transfers, assigns and delivers to the Company, and the Company as of the Effective Date purchases, acquires, and assumes from Main Street any and all of Main Street's right, title and interest in and to the Main Street Assets, free and clear of Claims and Encumbrances.

2.2 Consideration for Main Street Assets. On the terms and subject to the conditions set forth in this Agreement, the consideration for the purchase of the Main Street Assets shall be the right to receive the Eight Million One Hundred Seventy-five Thousand (8,175,000) shares of common stock to be issued by the Company (“Main Street Share Consideration”) as more particularly described in the annexed Exhibit 3, incorporated herein by reference.

2.3 Closing of the Purchase of the Main Street Assets. As of the Effective Date (“Closing”) the Company shall issue and deliver the Main Street Share Consideration as outlined herein.

2.4 Taking of Necessary Action; Further Action. If, at any time before or after the Closing and at the Company's request, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest in the Company the full right, title and possession of the Main Street Assets, Main Street shall, and shall use its reasonable best efforts to cause Main Street's agents and representatives to, sign, execute and acknowledge any and all documents and to perform such acts as may be necessary for the purposes of perfecting the assignment to the Company of the Main Street Assets, with the costs related to any of the foregoing being the responsibility of the Company.

2.5 Assumption of Liabilities. The Company does not assume any obligations or liabilities of Main Street except those liabilities or obligations which the Company expressly agrees to assume in writing, whether at the time of the Closing or thereafter.

Section 3. Representations and Warranties of Main Street.

3.1 Title. Main Street owns the Main Street Assets, subject to no Claims or Encumbrance, except as set forth in this Agreement.

3.2 Authority. Main Street has full power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transaction contemplated hereby, including, without limitation, the execution and delivery of this Agreement, general conveyances, bills of sale, assignments, and other documents and instruments evidencing the conveyance of the Main Street Assets to the Company ("Closing Documents").

3.3 No Other Actions Required. No other proceedings or action on the part of Main Street are necessary to authorize this Agreement or to consummate the transaction contemplated hereby.

3.4 Authority. This Agreement has been duly executed and delivered by Main Street.

3.5 Enforceable. This Agreement constitutes valid and binding obligations of Main Street, enforceable in accordance with its terms: (i) except as limited by applicable bankruptcy, insolvency, or other laws affecting creditors' rights and remedies generally, and (ii) except as the indemnification provisions contained in this Agreement may be limited by principles of public policy.

3.6 No Conflicts. The execution and delivery of this Agreement by Main Street does not and, as of the Closing, the consummation of the transaction contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") any material mortgage, indenture, lease, contract or other agreement or material instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Main Street or its properties or assets, except where such Conflict would not have a material adverse effect on the Main Street Assets or the Company’s interest therein or enjoyment thereof following the Closing (each a "Material Adverse Effect").

3.7 Absence of Certain Changes and Events. Since the date of the Company’s latest review of the Main Street Assets, there has not been: (a) any material adverse change in the circumstances in which Main Street holds the Main Street Assets; (b) any material transaction relating to or involving Main Street (other than the transaction contemplated herein) which was entered into or carried out by Main Street in connection with the Main Street Assets; (c) any modification, waiver, change, amendment, release, rescission, accord and satisfaction, or termination of, or with respect to, any term, condition, or provision of any material contract, agreement, license, or other instrument to which Main Street is a party and relating to or affecting the Main Street Assets; or (d) any other event or condition of any character which has resulted in a Material Adverse Effect, or may reasonably be expected to have a Material Adverse Effect.

3.8 Title; No Encumbrances. Main Street has good and valid title to all of the Main Street Assets, free and clear of any Claims or Encumbrances. Main Street has full right and power to (and at the Closing will) sell, convey, assign, transfer and deliver to the Company good and valid title to all Main Street Assets, free and clear of any and all Claims or Encumbrances.

3.9 Compliance with Laws. In the course of its administration of the Main Street Assets, Main Street has complied and is in compliance with all applicable laws, statutes, licensing requirements, rules, and regulations, and judicial or administrative decisions where the failure to comply could have a Material Adverse Effect. There is no order issued, investigation, or proceeding pending or notice served on Main Street or to Main Street’s knowledge, threatened, with respect to any violation of any law, ordinance, order, writ, decree, rule, or regulation issued by any court or governmental agency or instrumentality applicable to Main Street or the Main Street Assets.

3.10 Consents. The execution and delivery of this Agreement by Main Street does not, and the performance of this Agreement by Main Street does not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, or any other third party.

3.11 No Restrictions. Main Street is not a party to or bound by any agreement, contract, order, judgment, or decree, or any similar restriction not of general application which (i) has, or could reasonably be expected to have, a Material Adverse Effect, or (ii) materially adversely affects, or could reasonably be expected to materially adversely affect, the consummation of the transaction contemplated by this Agreement.

3.12 Disclosures Complete. To Main Street’s best knowledge, no representations or warranties made by Main Street in this Agreement, nor any document, written information, written statement, certificate or other thing prepared and furnished or to be prepared and furnished by Main Street or its representatives to the Company pursuant hereto or otherwise in connection with the transaction contemplated hereby, when read together, contains or will contain any untrue statement of a material fact, or omits or will have failed to state a material fact necessary to make the statements or facts contained herein or therein not misleading. There is no presently existing event, fact or condition that would have, has or could reasonably be expected to have a Material Adverse Effect, which has not been set forth in this Agreement or otherwise disclosed by Main Street to the Company in writing prior to or on the Closing. Main Street has prepared such disclosure documents in good faith.

ARTICLE II

ASSET PURCHASE

[Between the Company and Laundry]

Section 1. Definitions

1.1 Words and expressions defined in this Agreement shall, unless the context otherwise requires, have the same meanings when used elsewhere in this Agreement.

1.2 “Claims” means any and all present and future rights, claims, title, interests, entitlements, and benefits.

1.3 “Encumbrance” means any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third party right, or other interest, or security interest of any kind or another type of preferential arrangement (including, without limitation, a title transfer and retention arrangement) having similar effect;

1.4 “Tax” shall mean all tax liabilities whether direct or indirect, including income taxes (personal or corporate), capital taxes, stamp duties, withholding taxes, value added taxes and all other taxes, duties, levies or imposts payable to any competent taxing authority in any jurisdiction, as well as any interest, penalties, costs and expenses reasonably related thereto or any late return or failure to make or the making of any incomplete or incorrect return in respect to any of them.

Section 2. The Asset Purchase.

2.1 Purchase of Laundry Assets. On the terms and subject to the conditions set forth in this Agreement, Laundry as of the Effective Date hereby sells, conveys, transfers, assigns and delivers to the Company, and the Company as of the Effective Date purchases, acquires, and assumes from Laundry any and all of Laundry's right, title and interest in and to the Laundry Assets, free and clear of Claims and Encumbrances.

2.2 Consideration for Laundry Assets. On the terms and subject to the conditions set forth in this Agreement, the consideration for the purchase of the Laundry Assets shall be the right to receive the Five Million Four Hundred Fifty Thousand Five Hundred (5,450,500) shares of common stock to be issued by the Company (“Laundry Share Consideration”) as more particularly described in the annexed Exhibit 4, incorporated herein by reference.

2.3 Closing of the Purchase of the Laundry Assets. As of the Effective Date (“Closing”) the Company shall issue and deliver the Laundry Share Consideration as outlined herein.

2.4 Taking of Necessary Action; Further Action. If, at any time before or after the Closing and at the Company's request, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest in the Company the full right, title and possession of the Laundry Assets, Laundry shall, and shall use its reasonable best efforts to cause Laundry's agents and representatives to, sign, execute and acknowledge any and all documents and to perform such acts as may be necessary for the purposes of perfecting the assignment to the Company of the Laundry Assets, with the costs related to any of the foregoing being the responsibility of the Company.

2.5 Assumption of Liabilities. The Company does not assume any obligations or liabilities of Laundry except those liabilities or obligations which the Company expressly agrees to assume in writing, whether at the time of the Closing or thereafter.

Section 3. Representations and Warranties of Laundry.

3.1 Title. Laundry owns the Laundry Assets, subject to no Claims or Encumbrance, except as set forth in this Agreement.

3.2 Authority. Laundry has full power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transaction contemplated hereby, including, without limitation, the execution and delivery of this Agreement, general conveyances, bills of sale, assignments, and other documents and instruments evidencing the conveyance of the Laundry Assets to the Company ("Closing Documents").

3.3 No Other Actions Required. No other proceedings or action on the part of Laundry are necessary to authorize this Agreement or to consummate the transaction contemplated hereby.

3.4 Authority. This Agreement has been duly executed and delivered by Laundry.

3.5 Enforceable. This Agreement constitutes valid and binding obligations of Laundry, enforceable in accordance with its terms: (i) except as limited by applicable bankruptcy, insolvency, or other laws affecting creditors' rights and remedies generally, and (ii) except as the indemnification provisions contained in this Agreement may be limited by principles of public policy.

3.6 No Conflicts. The execution and delivery of this Agreement by Laundry does not and, as of the Closing, the consummation of the transaction contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") any material mortgage, indenture, lease, contract or other agreement or material instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Laundry or its properties or assets, except where such Conflict would not have a material adverse effect on the Laundry Assets or the Company’s interest therein or enjoyment thereof following the Closing (each a "Material Adverse Effect").

3.7 Absence of Certain Changes and Events. Since the date of the Company’s latest review of the Laundry Assets, there has not been: (a) any material adverse change in the circumstances in which Laundry holds the Laundry Assets; (b) any material transaction relating to or involving Laundry (other than the transaction contemplated herein) which was entered into or carried out by Laundry in connection with the Laundry Assets; (c) any modification, waiver, change, amendment, release, rescission, accord and satisfaction, or termination of, or with respect to, any term, condition, or provision of any material contract, agreement, license, or other instrument to which Laundry is a party and relating to or affecting the Laundry Assets; or (d) any other event or condition of any character which has resulted in a Material Adverse Effect, or may reasonably be expected to have a Material Adverse Effect.

3.8 Title; No Encumbrances. Laundry has good and valid title to all of the Laundry Assets, free and clear of any Claims or Encumbrances. Laundry has full right and power to (and at the Closing will) sell, convey, assign, transfer and deliver to the Company good and valid title to all Laundry Assets, free and clear of any and all Claims or Encumbrances.

3.9 Compliance with Laws. In the course of its administration of the Laundry Assets, Laundry has complied and is in compliance with all applicable laws, statutes, licensing requirements, rules, and regulations, and judicial or administrative decisions where the failure to comply could have a Material Adverse Effect. There is no order issued, investigation, or proceeding pending or notice served on Laundry or to Laundry’s knowledge, threatened, with respect to any violation of any law, ordinance, order, writ, decree, rule, or regulation issued by any court or governmental agency or instrumentality applicable to Laundry or the Laundry Assets.

3.10 Consents. The execution and delivery of this Agreement by Laundry does not, and the performance of this Agreement by Laundry does not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, or any other third party.

3.11 No Restrictions. Laundry is not a party to or bound by any agreement, contract, order, judgment, or decree, or any similar restriction not of general application which (i) has, or could reasonably be expected to have, a Material Adverse Effect, or (ii) materially adversely affects, or could reasonably be expected to materially adversely affect, the consummation of the transaction contemplated by this Agreement.

3.12 Disclosures Complete. To Laundry’s best knowledge, no representations or warranties made by Laundry in this Agreement, nor any document, written information, written statement, certificate or other thing prepared and furnished or to be prepared and furnished by Laundry or its representatives to the Company pursuant hereto or otherwise in connection with the transaction contemplated hereby, when read together, contains or will contain any untrue statement of a material fact, or omits or will have failed to state a material fact necessary to make the statements or facts contained herein or therein not misleading. There is no presently existing event, fact or condition that would have, has or could reasonably be expected to have a Material Adverse Effect, which has not been set forth in this Agreement or otherwise disclosed by Laundry to the Company in writing prior to or on the Closing. Laundry has prepared such disclosure documents in good faith.

ARTICLE III

[Between the Company and Both Main Street and Laundry]

Section 1. Representations and Warranties of the Company. The Company represents and warrants to Main Street and Laundry that:

1.1 The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by or on the part of the Company to authorize it to carry out this Agreement and the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby is prohibited by, or requires the Company to obtain any consent, authorization, approval or registration under, any law, rule or regulation, other than as contemplated hereby, or any judgment, order, writ, injunction or decree, which is binding on the Company or the terms of any contract to which the Company is a party.

1.2 There is no action, suit, claim, proceeding or investigation pending or (to the best knowledge of the Company) threatened against the Company that could either individually or in the aggregate have a material adverse effect on the Company or result in any change in the current equity ownership of the Company. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality (whether federal, state, local or foreign) that could have a Material Adverse Effect on the Company or result in any change in its current equity ownership. There is no action, suit, proceeding or investigation by the Company currently pending or that it intends to initiate.

Section 2. Conditions of Closing.

2.1 Conditions to the Obligations of the Company. All obligations of the Company under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, except to the extent that the Company may waive any one or more thereof: (i) the representations and warranties of Main Street and Laundry contained in this Agreement (including the information contained in any due diligence disclosures delivered to the Company pursuant to this Agreement) shall be true on and as of the Closing, with the same effect as if said representations and warranties had been made and such due diligence disclosures had been delivered on and as of the Closing Date, (ii) Main Street and Laundry shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing, and (iii) there shall have been no Material Adverse Change in the business, operations, results of operations or condition (financial or otherwise) of Main Street or Laundry.

2.2 Conditions Precedent to the Obligations of Main Street and Laundry. All obligations of Main Street and Laundry hereunder are subject to: (i) the representations and warranties of the Company contained in this Agreement being true on and as of the Closing with the same effect as if said representations and warranties had been made on and as of the Closing, (ii) the Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, and (iii) there shall have been no Material Adverse Change in the business, operations, results of operations or condition (financial or otherwise) of the Company.

Section 3. Survival of Representations, Warranties and Covenants; Indemnification.

3.1 The representations, warranties and covenants of the parties contained herein and in any certificate, instrument or schedule delivered at the Closing, or prior thereto shall be deemed to have been relied upon notwithstanding any investigation heretofore or hereafter made or omitted by the other party or parties, and shall continue in full force and effect for three (3) years following the Closing.

3.2 All covenants made in this Agreement which by their terms are to be performed after the Closing shall survive the Closing, until they are performed.

3.3 Main Street and Laundry, jointly and severally, shall indemnify and hold harmless the Company and its affiliates, and all of its officers, directors, employees, agents, members and shareholders (each an “Indemnitee”) to the fullest extent permitted in law and equity from and against any and all losses, claims actions, costs, damages (including without limitation consequential damages) or expenses (including without limitation reasonable attorneys’ fees and expenses) (collectively “Losses”) resulting from, related to or in connection with (i) any misrepresentations, or any non-fulfillment of any representation, warranty, covenant, obligations or agreement by Main Street or Laundry contained in or made pursuant to this Agreement or in any other agreement delivered to the Company in connection with this Agreement, (ii) any litigation, action, claim, proceeding or investigation by any third party relating to or arising out of (x) the business or operations of Main Street or Laundry prior to the Closing or (y) the transactions contemplated hereby, and (iii) the enforcement by the Company of its rights pursuant to this Section 3, or any litigation, proceeding or investigation relating to any of the foregoing. In addition, Main Street or Laundry, as the case may be, shall advance or reimburse to each Indemnitee, on demand and prior to a final determination, any and all expenses reasonably incurred by such Indemnitee in investigating, preparing for, defending or taking any other action in respect of any such Loss or any proceeding related thereto, whether or not such Indemnitee is a party to such proceeding.

3.4 The Company shall indemnify and hold harmless each of Main Street and Laundry and their affiliates and agents, (each an “Indemnitee”) to the fullest extent permitted in law and equity from and against any and all Losses resulting from, related to or in connection with (i) any misrepresentations, or any non-fulfillment of any representation, warranty, covenant, obligations or agreement by the Company contained in or made pursuant to this Agreement or in any other agreement delivered to Main Street or Laundry in connection with this Agreement, (ii) any litigation, action, claim, proceeding or investigation by any third party relating to or arising out of (x) the business or operations of the Company prior to the Closing or (y) the transactions contemplated hereby, and (iii) the enforcement by Main Street or Laundry of their rights pursuant to this Section 3, or any litigation, proceeding or investigation relating to any of the foregoing. In addition, the Company shall advance or reimburse to each Indemnitee, on demand and prior to a final determination, any and all expenses reasonably incurred by such Indemnitee in investigating, preparing for, defending or taking any other action in respect of any such Loss or any proceeding related thereto, whether or not such Indemnitee is a party to such proceeding.

3.5 None of the representations and warranties of a party set forth in this Agreement shall affect or in any way impair such party's ability to pursue any remedies available to them under this Agreement.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 1. Access to Information. Main Street and Laundry shall afford the Company and its counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to (a) all of their books, contracts and records, and (b) all other information concerning Main Street and Laundry as the Company may reasonably request.

Section 2. Confidentiality. Each of the parties hereto hereby agrees to keep such information or knowledge obtained pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby confidential; provided however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law or this Agreement, (c) is disclosed by a third party without the violation of an obligation to such other party, or (d) is required to be disclosed by order of court or government agency with subpoena powers; provided, that such party shall provide reasonable notice to each other party that it is required to disclose information pursuant to this paragraph.

Section 3. Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all fees and expenses incurred by a party to this Agreement, including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

Section 4. No Public Disclosure. Unless otherwise required by law, no disclosure (whether or not in response to an inquiry) of the terms and conditions of this Agreement shall be made by any party hereto unless approved by the Company prior to release, provided that such approval shall not be unreasonably withheld, and subject to the Company’s obligation to comply with applicable securities laws.

Section 5. Best Efforts. Subject to the terms and conditions provided in this Agreement, each party hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to remove or satisfy any conditions precedent under this Agreement, or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated hereby.

Section 6. Notices. Each party shall give prompt notice to the other parties at their principal places of business, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of a party contained in this Agreement to be untrue or inaccurate at or prior to the Closing and (ii) any failure of a party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them hereunder; provided, however, that the delivery of any notice pursuant to this paragraph shall not limit or otherwise affect any remedies available to the party receiving such notice.

Section 7. Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

ARTICLE V

GENERAL PROVISIONS

Section 1. Nothing in this Agreement shall be construed to confer any rights or benefits upon any person other than the parties hereto, and no other person shall have any rights or remedies hereunder.

Section 2. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled, without the necessity of pleading or proving irreparable harm or lack of an adequate remedy at law or posting any bond or other security, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof. Any such claim for specific performance shall be brought and determined in the appropriate federal or state court, in the State of Nevada and in no other forum. The parties hereby irrevocably submit to the jurisdiction of any such Nevada state court or federal court in Nevada, in connection with such claim for a specific performance.

Section 3. If any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

Section 4. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

Section 5. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors, heirs and permitted assigns.

Section 6. Any notice, report, demand, waiver, consent or other communication given by a party under this Agreement shall be in writing, may be given by a party or its legal counsel, and shall deemed to be duly given upon delivery by Federal Express or similar overnight courier service which provides evidence of delivery, or when delivered by facsimile transmission if a copy thereof is also delivered in person or by overnight courier. Notices of address change shall be effective only upon receipt notwithstanding the provisions of the foregoing sentence.

Section 7. This Agreement constitutes the entire agreement among the parties and supersedes all prior oral and written agreements among the parties hereto with respect to the subject matter hereof.

Section 8. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Nevada without regard to choice of law considerations.

Section 9. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Clarke County, Nevada (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

[Signatures on Next Page]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed under seal as of the date first above written.

MainStreetChamber Holdings, LLC, A Nevada
Limited Liability Company

By	/s/ Larry Kozin
Name:	Larry Kozin
Title:	Manager Member

Dirty Laundry Solutions, LLC, A Nevada Limited
Liability Company

By	/s/ Larry Kozin
Name:	Larry Kozin
Title:	Manager Member

Walker Lane Exploration, Inc., A Nevada
Corporation

By	/s/ Phil Allen
Name:	Phil Allen
Title:	Chief Executive Officer

EXHIBIT 1

MAIN STREET ASSETS

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BILL OF SALE AND GENERAL ASSIGNMENT

This Bill of Sale and General Assignment (“Bill of Sale”) is made as of the ____ day of October, 2021, by MainStreetChamber Holdings, LLC, a Nevada limited liability company (“Grantor” or “Assignor”) for the benefit of Walker Lane Exploration, Inc., a Nevada corporation (“Grantee” or “Assignee”).

As part of the closing of the transaction contemplated by that certain Asset Purchase Agreement between, inter alia, Grantor and Grantee with an effective date of October 27, 2021 (the “Agreement”) concerning the Main Street Assets of Grantor (as that term is defined in the Agreement) more particularly described in the Schedule “1” attached hereto and made a part hereof, Grantor does hereby grant, bargain, sell, transfer and deliver unto Grantee, its successors and assigns, all goods, chattels and items of personal property now owned by Grantor and located on or used in connection with the Main Street Assets.

Further, Assignee does hereby sell, assign, convey and transfer to Assignee any and all right, title and interest of Assignor in and to the following:

1. All existing licenses, permits, approvals and entitlements for development issued or granted by governmental or quasi-governmental bodies or entities and pending applications therefor;

2. All warranties, correction rights and guarantees, expressed or implied, written or oral, relating to or arising out of any agreements or contracts between Grantor and counterparties of any and all kinds; and

3. All business plans and specifications, studies, reports, instruction manuals and procedure manuals, and any other documents, work product or intellectual property related to the use, design and/or operation of the Main Street Assets.

Assignor represents and warrants that any and all amounts that were due and payable to third parties with respect to the Main Street Assets through the date of this Bill of Sale (“Pre-Closing Payment Obligations”) have been paid in full and Assignor shall indemnify, defend and hold Assignee harmless from any and all claims, liabilities, costs and expenses (including reasonable attorneys’ fees and the cost to bond around lien claims) arising out of or related to Pre-Closing Payment Obligations. At the request of Grantee/Assignee, Grantor/Assignor agrees to execute, acknowledge and deliver such additional documents and instruments and to take such further actions as may be reasonably necessary or appropriate to effect the conveyances or assignments contemplated by this Bill of Sale.

EXECUTED AS OF THE DATE FIRST ABOVE WRITTEN.

ASSIGNOR:

MainStreetChamber Holdings, LLC

By:
Name:	Larry Kozin
Title:	Manager

EXHIBIT 2

LAUNDRY ASSETS

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BILL OF SALE AND GENERAL ASSIGNMENT

This Bill of Sale and General Assignment (“Bill of Sale”) is made as of the ____ day of October, 2021, by Dirty Laundry Solutions, LLC, a Nevada limited liability company (“Grantor” or “Assignor”) for the benefit of Walker Lane Exploration, Inc., a Nevada corporation (“Grantee” or “Assignee”).

As part of the closing of the transaction contemplated by that certain Asset Purchase Agreement between, inter alia, Grantor and Grantee with an effective date of October 27, 2021 (the “Agreement”) concerning the Laundry Assets of Grantor (as that term is defined in the Agreement) more particularly described in the Schedule “1” attached hereto and made a part hereof, Grantor does hereby grant, bargain, sell, transfer and deliver unto Grantee, its successors and assigns, all goods, chattels and items of personal property now owned by Grantor and located on or used in connection with the Laundry Assets.

Further, Assignee does hereby sell, assign, convey and transfer to Assignee any and all right, title and interest of Assignor in and to the following:

1. All existing licenses, permits, approvals and entitlements for development issued or granted by governmental or quasi-governmental bodies or entities and pending applications therefor;

2. All warranties, correction rights and guarantees, expressed or implied, written or oral, relating to or arising out of any agreements or contracts between Grantor and counterparties of any and all kinds; and

3. All business plans and specifications, studies, reports, instruction manuals and procedure manuals, and any other documents, work product or intellectual property related to the use, design and/or operation of the Laundry Assets.

Assignor represents and warrants that any and all amounts that were due and payable to third parties with respect to the Laundry Assets through the date of this Bill of Sale (“Pre-Closing Payment Obligations”) have been paid in full and Assignor shall indemnify, defend and hold Assignee harmless from any and all claims, liabilities, costs and expenses (including reasonable attorneys’ fees and the cost to bond around lien claims) arising out of or related to Pre-Closing Payment Obligations. At the request of Grantee/Assignee, Grantor/Assignor agrees to execute, acknowledge and deliver such additional documents and instruments and to take such further actions as may be reasonably necessary or appropriate to effect the conveyances or assignments contemplated by this Bill of Sale.

EXECUTED AS OF THE DATE FIRST ABOVE WRITTEN.

ASSIGNOR:

Dirty Laundry Solutions, LLC

By:
Name:	Larry Kozin
Title:	Manager

EXHIBIT 3

SHARES TO BE ISSUED BY

THE COMPANY FOR THE MAIN STREET ASSETS

-----------------------------------------

First Name	Last Name	# of Shares
John	Bellave	2,656,875
Larry	Kozin	2,656,875
Alan	Horwitz	572,250
Leonard	Giaquinto	408,750
Jolene	Bellave	408,750
Angela	Saguna	408,750
Jeffrey	Rubinstein	245,250
Daniel	Ellis	163,500
Lauren	Linder	81,750
Amanda	Linder	81,750
Peter and Lee Ann	Trang	81,750
Jeffrey	Solich	81,750
Aron	Kozin	81,750
Scott	Thompson	40,875
Sean	Conway	40,875
Frank	Kozin	81,750
Suzanne	Anderson	81,750
		8,175,000

[END OF EXHIBIT 3]

EXHIBIT 4

SHARES TO BE ISSUED BY

THE COMPANY FOR THE LAUNDRY ASSETS

-----------------------------------------

First Name	Last Name	# of Shares
John	Bellave	1,090,100
Larry	Kozin	1,090,100
Daniel	Ellis	436,040
Christopher	Petit	272,525
Jeffrey	Solich	272,525
Peter and Lee Ann	Trang	272,525
Alan	Horwitz	218,020
Colleen	Unema	218,020
Leonard	Giaquinto	163,515
Melody	Fanto	127,315
Angela	Saguna	109,010
Ernest	Dascoli	63,795
Don	Wright	55,739
Jeffrey	Rubinstein	54,580
Abbas	Khan	54,505
Aron	Kozin	54,505
Lauren	Linder	54,505
Amanda	Linder	54,505
Joel	Baker	37,159
Sunny	Bert	37,159
William	Kilrain	37,159
JoAnn	Nakamura	37,159
Trenton	Patton	37,159
Leland	Woodworth	37,159
Jignesh	Patel	37,159
Maranda	Chambers	27,869
Teresa	Edmond-Sargeant	27,869
Martha	Samuels	27,869
Francisco	Sanchez	27,869
Geoff	Gergic	27,253
Daniel	Weinhofer	27,252
Michael	Previti	18,850
James	Baum	18,580
Domitilo	Correa	18,580
Christopher	Dempsey	18,580
Tisha	Evans	18,580
Eric	Fields	18,580
Marianela	Garcia	18,580
Christopher	Griffin	18,580
Mark	Hussey	18,580
Danielle	Kear	18,580
Josie Love	Laposa	18,580
Aaron	Mattix	18,580
Chris	Waters	18,580
Kace	Vang	18,580
Jonathan	Laposa	18,579
Saar	Kamanda	18,579
Mohamad	Abdulla	9,290
Lenny & Denise	D'Onforio	9,290
April	Hanley	9,290
Mauricio	Orozco	9,290
Charline	Williams	9,290
Angela	Castaneda	4,645
Alejandro	Lopez	4,645
Rabikha	Rani	3,097
Sheikh	Numan	3,096
Mohammad Abdul	Khalik	3,096
		5,450,500
[END OF EXHIBIT 4]